                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement (Registration Statement File No. 333-_____).


                                                  /s/ BONADIO & CO., LLP

Rochester, New York
March 23, 2000